UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1650 Hwy 6 S, Suite 190
Sugar Land, TX  77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 1, 2014, a wholly owned subsidiary of Trecora Resources (“Trecora”), Texas Oil & Chemical Co. II, Inc. (“TOCCO”), a Texas corporation, completed the acquisition of 100% of the Class A common stock of SSI Chusei, Inc. (“SSI Chusei”), a Texas corporation and leading manufacturer of specialty polyethylene waxes and custom toll processing services in Pasadena, Texas (the “Acquisition”).  The Acquisition was completed pursuant to a Stock Purchase Agreement dated as of September 19, 2014, by and among Trecora, TOCCO, Schumann/Steier Holdings, LLC (“SSH”), a Delaware limited liability company, and SSI Chusei.  The Acquisition was previously announced by Trecora on Form 8-K filed on September 25, 2014, and was funded by a senior secured financing, which is discussed below.

Item 1.01.	Entry into Material Definitive Agreement
Assignment and Assumption Agreement

On October 1, 2014, and in conjunction with the Acquisition, TOCCO, South Hampton Resources, Inc. (“South Hampton”), a Texas corporation and wholly owned subsidiary of TOCCO, and Bank of America, N.A. entered into an Assignment and Assumption Agreement whereby TOCCO purchased and assumed from South Hampton all of South Hampton’s rights and the obligation as “Borrower” under, and as defined in, that certain Credit Agreement dated as of May 25, 2006 (as amended prior to the date hereof), by and among South Hampton and Bank of America, N.A.

Amended and Restated Credit Agreement

Also on October 1, 2014, TOCCO, South Hampton, Gulf State Pipe Line Company, Inc. (“Gulf”), a Texas corporation and wholly owned subsidiary of South Hampton, and SSI Chusei (South Hampton, Gulf and SSI Chusei collectively the “Guarantors”) entered into an Amended and Restated Credit Agreement with the lenders which from time to time are parties to the Amended and Restated Credit Agreement (collectively, the “Lenders”) and Bank of America, N.A., a national banking association, as Administrative Agent for the Lenders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Lead Arranger.

Subject to the terms and conditions of the Amended and Restated Credit Agreement, TOCCO may (a) borrow, repay and re-borrow revolving loans (collectively, the “Revolving Loans”) from time to time during the period ending September 30, 2019, up to but not exceeding at any one time outstanding $40,000,000 (the “Revolving Loan Commitment”) and (b) request up to $5,000,000 of letters of credit and $5,000,000 of swingline loans.  Each of the issuance of letters of credit and the advance of swingline loans shall be considered usage of the Revolving Loan Commitment.  All outstanding loans under the Revolving Loans must be repaid on October 1, 2019.  As of October 1, 2014, TOCCO borrowed funds under the Revolving Loans aggregating $9,200,000.

Under the Amended and Restated Credit Agreement, TOCCO borrowed $70,000,000 in a single advance term loan (the “Acquisition Term Loan”) to partially finance the Acquisition.  TOCCO also has the right to borrow $25,000,000 in a multiple advance loan (the “Term Loans,” together with the Revolving Loans and Acquisition Term Loan, collectively the “Loans”).  Borrowing availability under the Term Loans ends on December 31, 2015.  The Term Loans convert from a multiple advance loan to a “mini-perm” loan once TOCCO has fulfilled certain obligations such as certification that construction of D-Train was completed in a good and workmanlike manner, receipt of applicable permits and releases from governmental authorities, and receipt of releases of liens from the contractor and each subcontractor and supplier.  The Loans also include a $40,000,000 uncommitted increase option (the “Accordion Option”).

The Loans will accrue interest at the lower of (i) a London interbank offered rate (“Eurodollar Rate”) plus a margin of between 2.00% and 2.50% based on the total leverage ratio of TOCCO and its subsidiaries on a consolidated basis, or (ii) a base rate (“Base Rate”) equal to the highest of the federal funds rate plus 0.50%, the rate announced by Bank of America, N.A. as its prime rate, and Eurodollar Rate plus 1.0%, plus a margin of between 1.00% to 1.50% based on the total leverage ratio of TOCCO and its subsidiaries on a consolidated basis.  The Revolving Loans will accrue a commitment fee on the unused portion thereof at a rate between 0.25% and 0.375% based on the total leverage ratio of TOCCO and its subsidiaries on a consolidated basis.  Interest on the Revolving Loans will be payable quarterly, with principal due and payable at maturity.  Interest on the Acquisition Term Loan will be payable quarterly using a ten year commercial style amortization, commencing on December 31, 2014.  The Acquisition Term Loan is also payable as to principal beginning on December 31, 2014, and continuing on the last business day of each March, June, September and December thereafter, each payment in an amount equal to $1,750,000, provided that the final installment on the September 30, 2019, maturity date shall be in an amount equal to the then outstanding unpaid principal balance of the Acquisition Term Loan.  Interest on the Term Loans will be payable quarterly using a fifteen year commercial style amortization, with interest only through December 31, 2015, and principal payments to commence March 31, 2016.  Interest on the Loans will be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.

The Loans may be prepaid in whole or in part without premium or penalty (Eurodollar Rate Loans are prepayable only on the last days of related interest periods or upon payment of any breakage costs) and the lenders’ commitments relative thereto reduced or terminated.  Subject to certain exceptions and thresholds, outstanding Loans shall be prepaid by an amount equal to 100% of the net cash proceeds from: (i) all sales, transfers, licenses, lease or other disposition of any property by TOCCO and Guarantors (other than a permitted transfer); (ii) any equity issuance by TOCCO or the Guarantors; (iii) any debt issuance by TOCCO or the Guarantors; or (iv) the receipt of any cash received by TOCCO or the Guarantors not in the ordinary course of business.  Amounts prepaid in connection with the mandatory repayments described above will be applied first, to the principal repayment installments of the Acquisition Term Loan in inverse order of maturity, second, to the principal repayment installments of the Term Loans in inverse order of maturity and, third, to the Revolving Loans in the manner set forth in the Amended and Restated Credit Agreement.

All amounts owing under the Amended and Restated Credit Agreement, and, if applicable under hedging and banking services arrangements (and all obligations under the guarantees), will be secured in favor of the Lenders by substantially all of the assets of TOCCO and its subsidiaries and guaranteed by its subsidiaries.

The Amended and Restated Credit Agreement contains, among other things, customary covenants, including restrictions on the incurrence of additional indebtedness, the granting of additional liens, the making of investments, the disposition of assets and other fundamental changes, the transactions with affiliates and the declaration of dividends and other restricted payments.  The Amended and Restated Credit Agreement also includes the following financial covenants, each tested on a quarterly basis for TOCCO and its subsidiaries on a consolidated basis: a maximum total leverage ratio of 3.25 to 1, a minimum fixed charge coverage ratio of 1.25 to 1, and an asset coverage test of greater than 1.1 to 1.  The Amended and Restated Credit Agreement further includes customary representations and warranties and events of default, and upon occurrence of such events of default the outstanding obligations under the Amended and Restated Credit Agreement may be accelerated and become immediately due and payable and the commitment of the Lenders to make loans under the Amended and Restated Credit Agreement may be terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets
The information set forth above under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

The purchase price for the Acquisition consisted of a cash payment of $73,000,000 plus an upward or downward closing working capital adjustment to be determined within 60 days after closing.  In addition, pursuant to the Escrow Agreement, TOCCO deposited $3,000,000 out of the purchase price (the “Escrowed Amount”) at closing (“Closing”), which will be available to fund SSH’s indemnity obligations under the Stock Purchase Agreement.  The Escrowed Amount will be released to SSH (a) six months from the Closing date of an amount of the Escrowed Amount above $2,000,000 that is not subject to a claim, (b) twelve months after the Closing date of an amount of the Escrowed Amount above $1,000,000 that is not subject to a claim, and (c) eighteen months after the Closing date of an amount of the Escrowed Amount that is not subject to a claim (all exclusive of the estimated tax payment to the State of Texas).

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the documents filed as Exhibit 2.1 to the current Report of Form 8-K filed September 25, 2014, and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 9.01.	Exhibits
(a)	Financial Statement of Business Acquired.

The audited financial statements of SSI Chusei, Inc., for the fiscal years ended December 31, 2013 and December 31, 2012 are attached hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

   (c)           Exhibits:

10.1	Assignment and Assumption Agreement, dated as October 1, 2014, by and among Texas Oil & Chemical Co. II, Inc., South Hampton Resources, Inc., and Bank of America, N.A.

10.2
Amended and Restated Credit Agreement, dated as of October 1, 2014, by and among Texas Oil & Chemical Co. II, Inc., South Hampton Resources, Inc., Gulf State Pipe Line Company, Inc., SSI Chusei, Inc., Bank of America, N.A. as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Lead Arranger, and the Lenders.

23.1	Consent of Appelrouth, Farah & Co., P.A.

99.1
Audited financial statements of SSI Chusei, Inc. at December 31, 2013, and 2012, and for the years then ended, the notes related thereto and the Independent Auditors’ Reports issued by Appelrouth, Farah & Co., P.A. independent auditors.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date:  October 3, 2014                                                      By: /s/ Connie Cook___________
                                      Connie Cook
                                                                                     Chief Financial Officer